EXHIBIT 10.4

[GRAPHIC OMITTED]
GE Healthcare Financial Services

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                                 PROMISSORY NOTE
                   INTERNAL CONTRACT REFERENCE NUMBER 8541220
                    INTERNAL ORDER REFERENCE NUMBER 861411521

Dated as of: February 12, 2006
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FOR VALUE RECEIVED, The Sagemark Companies LTD. ("Maker"), located at 4710 NW
Boca Raton Blvd, Suite 200, Boca Raton, FL 33431, promises, jointly and severally if more than one, to pay to the order of General Electric Capital Corporation, or any subsequent holder hereof (each, a "Payee") at its mailing address at 20225 Watertower Blvd., Suite 400 Brookfield, WI 53045, Attn:
Operations Dept. or at such other place as Payee may designate, the principal sum of $450,000.00, or, if less, the aggregate unpaid principal amount of all advances made by Payee to Maker, as shown on Exhibit A attached hereto, with interest on the unpaid principal balance from time to time outstanding, from and including, with respect to each advance listed on Exhibit A, the date the process of such advance were initially disbursed (including, without limitation, disbursement into an escrow for the benefit of the Maker), being equal to 8.77% per annum and will be adjusted on the date upon which the final advance is made hereunder based on the number of basis points, plus or minus, as applicable, that the Index Rate (as defined below) has changed from 4.51% per annum. Interest shall be computed on the basis of a 360-day year consisting of twelve
(12) consecutive thirty (30) - day months.

Advances under this Promissory Note shall be made from time to time by Payee either to Maker or directly to vendors on Maker's behalf, upon Payee's receipt of Maker's written request on Exhibit B to advance such principal amount (said request to be delivered at least ten (10) days prior to the date the advance is to be made). Each advance shall be noted by Payee on Exhibit A attached hereto. Advances will continue until the "Principal Payment Commencement Date", defined as the earlier of a) six months from the date of this Promissory Note stated above (to be date that permit for construction is received) or b) total advances have been made equaling the principal sum disclosed in the third paragraph. No further advances will be made under this Promissory Note after the Principal Payment Commencement Date.

The "Index Rate" shall mean the per annum rate of interest published on the date selected by the Maker, which date shall be no earlier than seven (7) business days immediately preceding the Principal Payment Commencement Date by the Board of Governors of the Federal Reserve System in Federal Reserve statistical release H.15(519) entitled "Selected Interest Rates" as the 5 Year Treasury Constant Maturities rate. Principal and interest hereunder shall be paid in lawful money of the United States, in 60 consecutive monthly installments of principal and interest of 3 Months @ $0.00, 56 Months @ $9,894.19, plus all applicable taxes, (all payments in arrears) and a final installment which shall be in the amount of the total outstanding principal and interest ("Payment Schedule"). The Payment Schedule may be adjusted by Payee for advances less than the principal amount stated above, accrued interest due, or a change in the interest rate. The final Payment Schedule will be detailed on Exhibit A.

At the Principal Payment Commencement Date, Maker will begin paying principal and interest on the advances outstanding, based on the interest rate applicable on the Principal Payment Commencement Date. The first principal and interest installment shall be due and payable and the following installments shall be due and payable on the same day of each succeeding month (each, a "Payment Date"). Maker authorizes Payee to complete the first Payment Date upon the Principal Payment Commencement Date. If the Principal Payment Commencement Date is not the 1st or 15th of any calendar month, the initial Term shall be extended by the number of days between the Principal Payment Commencement Date and the Payment Date (the "Interim Period"). Maker shall pay accrued interest for the Interim Period. The accrued interest will be due on the first payment due date and calculated as the Daily Interest Cost times the number of days in the Interim Period. For purposes of this calculation, the "Daily Interest Cost" shall equal the Interest Rate divided by 360 and times the principal sum under the Term stated above.

Interest will accrue on each advance noted on Exhibit A at the interest rate disclosed in the first paragraph of this Promissory Note, commencing on the date of each individual advance by Payee until the Principal Payment Commencement Date. All accrued interest will be financed and included in the Payment Schedule, based on the interest rate in effect on the Principal Payment Commencement Date.

All payments shall be applied first to interest and then to principal. The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee's right to receive payment in full at such time or at any prior or subsequent time. Interest shall be calculated on the basis of a 360 day year for the actual number of days occurring in the period for which interest is payable.

This Promissory Note may be secured by a security agreement, chattel mortgage, pledge agreement or like instrument (each of which is hereinafter called a "Security Agreement").

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Time is of the essence hereof. If any installment of principal and interest or any other sum due under this Promissory Note or any Security Agreement is not received within ten (10) days after the applicable Payment Date, the Maker agrees to pay in addition to the amount of each such installment a late payment charge of five percent (5%) of said installment, but not exceeding any lawful maximum. In the event that (i) Maker fails to make payment of any amount due hereunder within ten (10) days after the same becomes due and payable; or (ii) Maker defaults or fails to perform under any term or condition contained in any other agreement with Payee related to this Promissory Note or that certain Master Lease Agreement (Quasi) dated as of 06/24/2003 or that certain Master Security Agreement dated 08/29/2005, then the entire principal sum remaining unpaid, together with all interest thereon and any other sum payable under this Promissory Note or any Security Agreement, at the election of Payee, shall immediately become due and payable, with interest thereon at 20% per annum from the date of such accelerated maturity until paid.




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PROMISSORY  NOTE
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The Maker may prepay in full, but not in part, its entire indebtedness hereunder upon payment of an additional sum as a premium equal to the following percentages of the original principal balance for the indicated period:

     Prior to the first annual anniversary date of this Promissory Note: no prepayment permitted; Month 13 through and including month 24 of this Promissory Note; four percent (4%);

     Month 25 through and including month 36 of this Promissory Note; three percent (3%);

     Month 37 through and including month 48 of this Promissory Note; two percent (2%);

     and one percent (1%) thereafter, plus all other sums due hereunder.

A default by Maker or any entity managed or controlled by Maker or by any principal of Makers under any other agreement or contract with Payee, regardless of when the agreement or contract was entered into, will, at Payee's sole option, if the default is not cured within ten days after written notice of default, constitute a default under this Promissory Note or any Security Agreement and all other agreements and contracts between Maker and/or such a principal or entity and Payee.

It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Promissory Note or any Security Agreement, in no event shall this Promissory Note or any Security Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Promissory Note or any Security Agreement, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Promissory Note or any Security Agreement on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Maker, at the option of the Payee, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof.

It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Promissory Note or any Security Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by Payee in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Payee to receive a greater simple interest per annum rate than is presently allowed, the Maker agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum simple interest per annum rate allowed by the higher of the amended state law or the law of the United States of America.

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PROMISSORY  NOTE
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The Maker and all sureties, endorsers, guarantors or any others (each such person, other than the Maker, an "Obligor") who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of any party primarily or secondarily liable on this Promissory Note or any Security Agreement or any term and provision of either, which may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee without joinder of any other as a party thereto. The Maker and each Obligor hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Promissory Note or enforcing any of the security hereof, and agrees to pay (if permitted by law) all expenses incurred in collection, including Payee's actual attorneys' fees. Maker and each Obligor hereby waives all benefits of valuation, appraisement and exemption laws.

The Maker and each Obligor hereby waive unconditionally all rights to a jury trial of any claim or cause of action related to, based upon or arising out of this Promissory Note, any related documents, and any dealings between the Maker or any Obligor and the Payee thereto. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court. This waiver is irrevocable, and may not be modified either orally or in writing. This waiver shall also apply to any subsequent amendments, renewals, supplements or modifications to this Promissory Note and to any other documents or agreements relating to this Promissory Note or any related transaction. In the event of litigation, this Promissory Note may be filed as a written consent to trial by the court. This Promissory Note shall be governed by and construed in accordance with the substantive laws I the State of Wisconsin.

This Promissory Note is secured by a certain Master Security Agreement dated August 29, 2005.


                                  Maker:  The Sagemark Companies LTD.

                                  By: /s/ THEODORE B. SHAPIRO             (Seal)
                                      ------------------------------------
                                  Signature

                                  Theodore B. Shapiro
                                  President and Chief Executive Officer
                                  ---------------------------------------------
                                  Print name (and title, if applicable)


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                                    EXHIBIT A
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                     AMOUNTS ADVANCED UNDER PROMISSORY NOTE
                                   DATED AS OF
                      INTERNAL CONTRACT REFERENCE # 8541220
                           IN THE PRINCIPAL AMOUNT OF
                                   $350,000.00


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                                                                AGGREGATE AMOUNT
 DATE    AMOUNT OF ADVANCE   INTEREST RATE   PAYMENT SCHEDULE   ADVANCED TO DATE
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                                    EXHIBIT B
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                      ADVANCE REQUEST UNDER PROMISSORY NOTE
                                   DATED AS OF
                      INTERNAL CONTRACT REFERENCE # 8541220




Maker, The Sagemark Companies LTD., hereby requests an advance under the Promissory Note referenced above in the amount of $_______________, payable to _____________________________ for the purpose of _____________________________.
The amount of this advance request will be recorded on Exhibit A.







                                      Maker: The Sagemark Companies LTD.

________________________________      By: ________________________________(Seal)
Witness                               Signature

                                      ________________________________________
                                      Print name (and title, if applicable)


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